UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 22, 2011

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-1034

_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On June 22, 2011 we appointed James Ebeling to serve as a member of our Board of Directors. Directors are elected for a one-year term and hold office until the next annual meeting of our shareholders or until their resignation or removal by a vote of our shareholders.

James Ebeling has been the Chief Financial Officer of Holloman Corporation since November 2007. Holloman Corporation’s operations extend to three continents and include plant and pipeline construction, oil and gas exploration, and international heavy-equipment leasing. During the period from 2001 to 2007, Mr. Ebeling was Vice President of SUEZ Energy North America, Inc. In that capacity, he provided project management and development services on a variety of multi-billion dollar energy related projects. Prior to 2001, Mr. Ebeling served as; Vice President of Hawkins Oil and Gas (1996-2001), Vice President of Transworld Oil Company (1989-1996), Vice President of Anchor Coupling (1984-1989), and Vice President of the Charter Company (1981-1984).

Mr. Ebeling has agreed to serve as director without compensation until such time, if any, the Board shall propose acceptable compensation to him.

Mr. Ebeling owns 130,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	EFL OVERSEAS, INC.

	By:	/s/ Keith Macdonald
Keith Macdonald
President